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                                      EXHIBIT 21

SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

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                                                                                        Jurisdiction
Name of Subsidiary                                                                      of Incorporation
- ------------------                                                                      ----------------
Airy Insurance Center, Inc.                                                             Pennsylvania
Allied Insurance Agency, Inc.                                                           Ohio
Classic Insurance Company                                                               Wisconsin
Express Quote Services, Inc.                                                            Florida
Garden Sun Insurance Services, Inc.                                                     Hawaii
Gold Key Insurance Agency                                                               California
Greenberg Financial Insurance Services, Inc.                                            California
Halcyon Insurance Company                                                               Ohio
Insurance Confirmation Services, Inc.                                                   Delaware
Lakeside Insurance Agency, Inc.                                                         Ohio
Maryland Auto Insurance Solutions, Inc.                                                 Maryland
Mountain Laurel Assurance Company                                                       Pennsylvania
Mountainside Insurance Agency, Inc.                                                     Colorado
National Continental Insurance Company                                                  New York
Pacific Motor Club                                                                      California
Paloverde Insurance Company of Arizona                                                  Arizona
PCIC Canada Holdings, Ltd.                                                              Canada
       Progressive Casualty Insurance Company of Canada                                 Canada
Progny Agency, Inc.                                                                     New York
Progressive Adjusting Company, Inc.                                                     Ohio
Progressive American Insurance Company                                                  Florida
       Bayside Underwriters Insurance Agency, Inc.                                      Florida
       Progressive Gulf Insurance Company                                               Mississippi
Progressive American Life Insurance Company                                             Ohio
       Progressive Life Insurance, Ltd.                                                 Turks & Caicos Islands
Progressive Bayside Insurance Company                                                   Florida
Progressive Casualty Insurance Company                                                  Ohio
       PC Investment Company                                                            Delaware
         Auto Pro Insurance Company                                                     Florida
         Marathon Insurance Company                                                     California
         Ohana Insurance Company of Hawaii, Inc.                                        Hawaii
         Preferred Consumers Insurance Company                                          Florida
         Progressive Express Insurance Company                                          Florida
         Progressive Indemnity Insurance Company                                        Louisiana
         Progressive Michigan Insurance Company                                         Michigan
         Progressive Security Insurance Company                                         Louisiana
         Progressive Value Insurance Company                                            Louisiana
       Progressive Specialty Insurance Company                                          Ohio
Progressive Insurance Agency, Inc.                                                      Ohio
Progressive Investment Company, Inc.                                                    Delaware
Progressive Max Insurance Company                                                       Ohio
Progressive Mountain Insurance Company                                                  Colorado
Progressive Northeastern Insurance Company                                              New York
Progressive Northern Insurance Company                                                  Wisconsin
       Progressive Premier Insurance Company of Illinois                                Illinois
       Progressive Universal Insurance Company of Illinois                              Illinois
Progressive Northwestern Insurance Company                                              Washington
Progressive Partners, Inc.                                                              New York
Progressive Preferred Insurance Company                                                 Ohio
Progressive Premium Budget, Inc.                                                        Ohio
Progressive Southeastern Insurance Company                                              Florida
Pro-West Insurance Company                                                              California
Tampa Insurance Services, Inc.                                                          Florida
The Paradyme Corporation                                                                Ohio
The Progressive Agency, Inc.                                                            Virginia
Transportation Recoveries, Inc.                                                         Ohio
United Financial Adjusting Company                                                      Ohio
United Financial Casualty Company                                                       Missouri
Village Transport Corp.                                                                 Delaware
Wilson Mills Land Co.                                                                   Ohio
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                 Each subsidiary is wholly owned by its parent.